EXHIBIT 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 04-35

XTO ENERGY ANNOUNCES RECORD PRODUCTION, EARNINGS AND

CASH FLOW IN THIRD QUARTER

FORT WORTH, TX (October 20, 2004) – XTO Energy Inc. (NYSE-XTO) today reported record natural gas production of 847 million cubic feet (MMcf) per day, a 19% increase from the third quarter 2003 level of 711 MMcf per day. Natural gas production during the quarter would have averaged approximately 16 MMcf per day higher if not limited by pipeline curtailment from third-party gas purchasers. The Company also reported record oil production of 25,984 barrels per day, a 105% increase from third quarter 2003 production of 12,692 barrels per day. Natural gas liquids production totaled 7,070 barrels per day, a 9% decrease from third quarter 2003 production of 7,761 barrels per day.

Earnings for the quarter were a record $140.8 million, or 54 cents per share, compared with third quarter 2003 earnings of $102.8 million, or 45 cents per share. Third quarter 2004 earnings include $9.9 million of after-tax stock-based incentive compensation, related primarily to vesting of cash-equivalent performance shares, and a $300,000 after-tax derivative fair value loss. Excluding these items, the Company’s earnings were $151 million, or 58 cents per share, compared to third quarter 2003 adjusted earnings of $90.8 million, or 40 cents per share. Operating cash flow, defined as cash provided by operations, before changes in operating assets and liabilities and exploration expense, was a record $333.7 million, up 57% from 2003 third quarter comparable operating cash flow of $212.9 million. See the last page of this release for further explanation and reconciliation of these non-GAAP financial measures.

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XTO Energy Announces Record Production, Earnings and Cash Flow in Third Quarter

“We have built a model of consistent growth by combining quality acquisitions of long-lived producing properties with a low-risk development program that discovers new production and new reserves. This formula has delivered exceptional results and we are proud to report another quarter of record-level operational and financial performance,” stated Bob R. Simpson, Chairman and Chief Executive Officer. “Even more important, the stage is set for our current property base to grow production at more than 28% this year and 18% to 20% in 2005. Our technical teams continue to expand the largest drilling inventory in the Company’s history. We are increasing our production base with coal bed methane, shale gas and oil development projects. Bolt-on acquisitions will continue to add opportunities in our core basins. Finally, favorable commodity prices are driving outstanding economic returns and providing unprecedented cash flows for disciplined reinvestment. Putting this all into perspective, we believe the best years lie ahead for XTO Energy.”

“In terms of our operational success, we expect to continue to deliver strong drilling results as we implement our future growth programs,” noted Steffen E. Palko, Vice Chairman and President. “Performance from new wells continues to meet or exceed expectations despite the curtailment challenges from gas purchasers during the quarter. We are nearing completion of significant pipeline infrastructure enhancements in our Freestone Trend which are expected to broadly expand our producing capacity in the trend by more than 60% — from 450 million cubic feet per day to 730 million cubic feet per day. Furthermore, the full benefits of our 2004 acquisitions will be realized in the upcoming fourth quarter.”

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XTO Energy Announces Record Production, Earnings and Cash Flow in Third Quarter

Total revenues for the third quarter were $507.4 million, 58% above third quarter 2003 revenues of $322.1 million. Operating income for the quarter was $251.7 million, a 57% increase from third quarter 2003 operating income of $159.9 million.

The average gas price for the third quarter increased 20% to $5.02 per thousand cubic feet (Mcf) from $4.19 per Mcf in third quarter 2003. The third quarter average oil price was $38.58 per barrel, a 35% increase from last year’s third quarter average price of $28.48. Natural gas liquids prices averaged $27.95 per barrel for the quarter, 52% higher than the 2003 quarter average price of $18.38.

For the first nine months of 2004, the Company reported earnings of $334 million or $1.36 per share, compared with earnings of $226.4 million or $1.02 per share for the same 2003 period. Year-to-date 2004 earnings include the effects of a derivative fair value loss, stock-based incentive compensation and a special one-time bonus paid in second quarter 2004. Excluding these items, year-to-date 2004 earnings were $404.7 million, or $1.64 per share compared to year-to-date 2003 adjusted earnings of $231.7 million, or $1.04 per share. Operating cash flow was $884.1 million for the first nine months of 2004, compared with $560.8 million for the 2003 period. See the last page of this release for further explanation and reconciliation of these non-GAAP financial measures. Total revenues for the first nine months of 2004 were $1.3 billion, a 57% increase from revenues of $857.7 million for the same 2003 period. Year-to-date operating income was $608.5 million, a 57% increase from $387.9 million for the first nine months of 2003.

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XTO Energy Announces Record Production, Earnings and Cash Flow in Third Quarter

XTO Energy Inc. is a premier domestic natural gas producer engaged in the acquisition, exploitation and development of quality, long-lived gas and oil properties. The Company, whose predecessor companies were established in 1986, completed its initial public offering in May 1993. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska, Utah and Louisiana.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President & CFO	Vice President - Investor Relations
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

Statements made in this news release, including those relating to continued growth, production growth in 2004 and 2005, inventory of drilling sites, production base expansion, future acquisitions, commodity prices, drilling results, performance of new wells, timing and impact of completion of pipeline infrastructure and benefits of 2004 acquisitions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, ability to acquire properties that meet our objectives, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the availability of and cost of obtaining drilling equipment and steel supplies, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses and longer than expected pipeline curtailments by third-parties. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

Company management will host a conference call at 4:00 p.m. (EDT) on Wednesday, October 20th. The call may be accessed on our web site: http:// www.xtoenergy.com.

(table follows)

XTO ENERGY INC.

(in thousands, except production, per share and per unit data)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2004	2003	2004	2003
Consolidated Income Statements

REVENUES

Gas and natural gas liquids	$409,109	$287,109	$1,140,846	$745,628
Oil and condensate	92,215	33,253	192,038	100,802
Gas gathering, processing and marketing	6,355	1,786	14,755	9,638
Other (a)	(249)	(90)	(696)	1,633

Total Revenues	507,430	322,058	1,346,943	857,701

EXPENSES

Production	66,305	42,657	169,234	118,675
Taxes, transportation and other	43,111	28,511	117,934	76,345
Exploration (b)	2,939	51	5,609	865
Depreciation, depletion and amortization	106,662	76,437	281,587	204,220
Accretion of discount in asset retirement obligation	1,896	1,388	5,218	3,871
Gas gathering and processing	1,517	2,448	5,236	7,121
General and administrative (c)	32,725	12,928	146,706	50,653
Derivative fair value (gain) loss (d)	554	(2,223)	6,916	8,009

Total Expenses	255,709	162,197	738,440	469,759

OPERATING INCOME	251,721	159,861	608,503	387,942

OTHER INCOME (EXPENSE)

Gain on distribution of royalty trust units (e)	—	16,216	—	16,216
Loss on extinguishment of debt	—	—	—	(9,601)
Interest expense, net (f)	(23,292)	(16,448)	(65,171)	(47,235)

Total Other Income (Expense)	(23,292)	(232)	(65,171)	(40,620)

INCOME BEFORE INCOME TAX AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	228,429	159,629	543,332	347,322

INCOME TAX

Current	6,584	3,600	21,550	9,964
Deferred	81,063	53,223	187,775	112,765

Total Income Tax Expense	87,647	56,823	209,325	122,729

NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	140,782	102,806	334,007	224,593

Cumulative effect of accounting change, net of tax (g)	—	—	—	1,778

NET INCOME	$140,782	$102,806	$334,007	$226,371

EARNINGS PER COMMON SHARE

Basic	$0.54	$0.45	$1.36	$1.02

Diluted	$0.54	$0.44	$1.35	$1.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic	258,961	229,740	246,101	222,281

Diluted	261,324	232,878	248,319	225,367

Average Daily Production

Gas (Mcf)	846,686	711,067	807,264	644,975
Natural Gas Liquids (Bbls)	7,070	7,761	7,100	6,442
Oil (Bbls)	25,984	12,692	19,071	12,975

Average Sales Prices (h)

Gas (per Mcf)	$5.02	$4.19	$4.94	$4.04
Natural Gas Liquids (per Bbl)	$27.95	$18.38	$24.56	$19.72
Oil (per Bbl)	$38.58	$28.48	$36.75	$28.46

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XTO ENERGY INC. (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands) (Unaudited)	2004	2003	2004	2003
Consolidated Statement of Cash Flows Data
Net Income	$140,782	$102,806	$334,007	$226,371
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	106,662	76,437	281,587	204,220
Accretion of discount in asset retirement obligation	1,896	1,388	5,218	3,871
Non-cash incentive compensation	488	9	64,311	11,224
Deferred income tax	81,063	53,223	187,775	112,765
Cumulative effect of accounting change, net of tax	—	—	—	(1,778)
Non-cash derivative fair value (gain) loss	(22)	(1,464)	5,575	8,313
Loss on extinguishment of debt	—	—	—	9,601
Gain on distribution of royalty trust units	—	(16,216)	—	(16,216)
Other non-cash items	(130)	(3,322)	7	1,559
Changes in operating assets and liabilities	29,557	51,808	(20,666)	39,741

Cash Provided by Operating Activities	$360,296	$264,669	$857,814	$599,671

	September 30, 2004	December 31, 2003
	(Unaudited)
Consolidated Balance Sheet Data
Cash	$12,413	$6,995

Current Assets	$398,250	$261,163
Less:
Derivative fair value (i)	19,354	11,351
Deferred income tax benefit (i)	62,671	32,455

Current Assets, excluding derivative fair value and deferred income tax benefit	$316,225	$217,357

Net Property and Equipment	$5,321,361	$3,312,067

Total Assets	$5,772,194	$3,611,134

Current Liabilities	$533,465	$320,557
Less - Derivative fair value (i)	190,670	96,653

Current Liabilities, excluding derivative fair value	$342,795	$223,904

Long-term Debt	$2,001,642	$1,252,000

Total Stockholders’ Equity	$2,343,479	$1,465,642
Add - Accumulated other comprehensive (gain) loss (i)	119,784	53,241

Total Stockholders’ Equity excluding accumulated other comprehensive loss	$2,463,263	$1,518,883

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XTO ENERGY INC. (continued)

(a)	Includes a $1.7 million non-cash gain resulting from a reduction in contingent liabilities in the nine-month 2003 period.
(b)	Primarily includes geological and geophysical costs.
(c)	Includes stock-based incentive compensation of $15.7 million in the three-month and $86.6 million in the nine-month 2004 periods and $11.2 million in the nine-month 2003 period. Stock-based incentive compensation was not significant in the three-month 2003 period. Cash compensation related to cash-equivalent performance shares included in these amounts is $15.2 million in the three-month and $22.3 million in the nine-month 2004 periods.

The nine-month 2004 period also includes a special one-time bonus of $11.7 million relating to the Company’s $1.4 billion of acquisitions from ChevronTexaco and ExxonMobil announced during second quarter 2004.

(d)	Reflects the change in fair value of derivative financial instruments not providing effective hedges.
(e)	Gain upon distribution of Cross Timbers Royalty Trust units to common stockholders.
(f)	Net of interest capitalized of $600,000 in the three-month and $1.9 million in the nine-month 2004 periods and $600,000 in the three-month and $1.8 million in the nine-month 2003 periods.
(g)	Gain upon initial adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of January 1, 2003.
(h)	Average sales prices include realized gains and losses on hedge derivatives.
(i)	These adjustments are made to current assets, current liabilities and stockholders’ equity because these items are recorded based on estimated derivative fair values and resulting unrealized gains and losses. Realized gains and losses will be based on commodity prices when related future production occurs. Net assets and equity to be recorded when future production occurs are not included in the balance sheet.

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

•	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

•	Adjusted earnings are reflected on a basis more comparable to earnings estimates provided by securities analysts.

•	Items excluded generally are one-time items, or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2004	2003	2004	2003
Net income	$140,782	$102,806	$334,007	$226,371
Adjustments, net of tax:
Stock-based incentive compensation	9,859	6	54,558	7,296
Non-cash contingency gain	—	—	—	(1,137)
Derivative fair value (gain) loss	349	(1,445)	4,357	5,206
Gain on distribution of royalty trust units	—	(10,540)	—	(10,540)
Loss on extinguishment of debt	—	—	—	6,241
Cumulative effect of accounting change	—	—	—	(1,778)
Special acquisition-related bonus (nondeductible for tax)	—	—	11,734	—

Adjusted earnings	$150,990	$90,827	$404,656	$231,659

Adjusted earnings – basic	$0.58	$0.40	$1.64	$1.04

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities and exploration expense. Because changes in operating assets and liabilities and exploration expense are excluded, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

•	Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

•	Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow statistic, to operating cash flow:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2004	2003	2004	2003
Cash Provided by Operating Activities	$360,296	$264,669	$857,814	$599,671
Changes in operating assets and liabilities	(29,557)	(51,808)	20,666	(39,741)
Exploration expense	2,939	51	5,609	865

Operating Cash Flow	$333,678	$212,912	$884,089	$560,795

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